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                                                                     Exhibit 5.2

                           [ROPES & GRAY LETTERHEAD]


                               December 19, 2002



Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the Registration Statement on Form S-4 (the "Registration Statement"), including the prospectus that is part of the Registration Statement (the "Prospectus"), filed by TECO Energy, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Prospectus will provide for the issuance by the Company, in an exchange offer (the "Exchange Offer"), of up to $380,000,000 in aggregate principal amount of the Company's 10.50% Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act, in exchange for up to $380,000,000 in aggregate principal amount of the Company's outstanding 10.50% Notes due 2007 (the "Original Notes"), which have not been registered under the Securities Act.

         The Exchange Notes are to be issued pursuant to an Indenture dated as of August 17, 1998 (as amended and supplemented by an Eighth Supplemental Indenture thereto, dated as of November 20, 2002, the "Indenture"), between the Company and The Bank of New York, as trustee.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

         The opinions expressed herein are limited to matters governed by the laws of the State of New York.

         Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when the Registration Statement has become effective under the Securities Act, the terms of the Exchange Notes and of their issuance and of the Exchange Offer have been
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Palmer & Dodge LLP                     -2-                     December 19, 2002



duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Original Notes and issued as contemplated by the Registration Statement and the Prospectus, the Exchange Notes will constitute the valid and binding obligations of the Company, subject to the qualifications set forth below.

         Our opinion that the Exchange Notes constitute the valid and binding obligations of the Company assumes that (i) the Indenture and any applicable supplemental indenture thereto has been or will be duly authorized, executed and delivered by the parties thereto, and (ii) the Exchange Notes will be duly authorized by all necessary corporate action by the Company.

         Our opinion that the Exchange Notes constitute the valid and binding obligations of the Company is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinions."

                                                     Sincerely,

                                                     /s/ Ropes & Gray

                                                     Ropes & Gray